SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

DIAMOND HILL FUNDS

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

DIAMOND HILL FUNDS

Text Message

Friendly reminder from Sodali to vote your Diamond Hill mutual fund shares. It only takes a minute. Vote here: {csv.URL}

Or call 800-326-1749 to vote by phone.

Reply STOP to opt out of text messages only.

DIAMOND HILL

INVESTED IN THE LONG RUN

IMMEDIATE ACTION NEEDED

DIAMOND HILL FUNDS

Dear Shareholder:

You are receiving this communication as you are a shareholder in one or more of the Diamond Hill Funds (the "Funds"). There continues to be strong vote response regarding the Special Meeting of Shareholders to be held April 17, 2026.

While the Funds' investment strategies and fees will remain unchanged, shareholders are required to approve a new investment management agreement for the Funds and to elect nine nominees to the Board of Trustees of the Trust.

Because the Funds are predominantly owned by shareholders like you, we ask that you join your fellow shareholders in voting your shares.

All communications regarding the proxy will STOP within 3 business days of you voting your shares. You can vote right now by clicking the link below:

<< VOTE HERE >>

Diamond Hill has engaged Sodali & Co. to solicit their shareholders. If you would like to vote with a live agent, you can call Sodali at:

1-888-315-7114

Hours of Operation:

- Monday – Friday from 10:00 a.m. to 11:00 p.m. ET
- Saturday from 12:00 p.m. to 5:00 p.m. ET

Once you vote, all mailings and calls will stop!

Thank you in advance for your consideration on this important vote.

Thank you,

THOMAS E. LINE
PRESIDENT, DIAMOND HILL FUNDS

Link to all materials https://proxyvotinginfo.com/p/diamondhill2026
The Proxy Statement contains important information about the proposals affecting your fund and therefore you are advised to read it.

DHF_NOBOED

Diamond Hill Funds

Please refer to the accompanying voting ballot(s) for your specified Fund(s)

March 17, 2026

Dear Shareholder,

The Special Meeting of Shareholders of the Diamond Hill Funds (the “Funds”) is scheduled to be held in approximately four weeks, on April 17, 2026. I am pleased to report that your fellow shareholders have responded and have shown strong support for the proposals. Greater than 90% of shares cast have voted FOR the new investment advisory agreement and the election of trustees’ proposals.

Calls, emails, and mailings will STOP within 3 business days once you vote your shares.

Please take a few minutes to sign, date and mail the enclosed card in the prepaid envelope or follow the instructions below to vote by telephone or internet.

Vote by Phone by calling 1-888-315-7114 and speaking with a proxy voting specialist today. Our representatives are available weekdays from 10 a.m. to 11 p.m. Eastern time. You may also call the toll-free number on the enclosed card and follow the prompts.
Vote by Internet by visiting the internet address on the enclosed card and following the instructions.

If you have any questions or need assistance in voting, please contact our proxy solicitor, Sodali Fund Solutions (“SFS”) at 1-888-315-7114. Please note that an SFS representative may call you to assist in voting.

Thank you,

Diamond Hill Funds

DHF - REM 4